SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2003

Commission File Number 0-16986

ACCLAIM ENTERTAINMENT, INC.

(Exact name of the registrant as specified in its charter)

Delaware	38-2698904

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Acclaim Plaza, Glen Cove, New York	11542

(Address of principal executive offices)	( Zip Code)

(516) 656-5000

(Registrant’s telephone number)

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ITEM 5.    OTHER EVENTS

Acclaim Entertainment, Inc. (the “Registrant”) has raised $13.0 million as a result of the sale of common stock and the prepayment of certain promissory notes from each of the Registrant’s Co-Chairmen. The Registrant completed a private placement of its common stock for gross proceeds of $9.0 million in connection with the sale of approximately 16.4 million shares of its common stock to a limited group of private investors. Additionally, Gregory Fischbach and James Scoroposki, the Registrant’s Co-Chairmen, each prepaid $2.0 million ($4.0 million in total) of their outstanding notes which are due to the Registrant on August 31, 2003 in connection with each of their purchases of the Registrant’s common stock upon the exercise of certain warrants. The funding was completed on June 5, 2003.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit No.	Description
99.1	Acclaim Entertainment, Inc. Press Release dated June 9, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCLAIM ENTERTAINMENT, INC.

Dated: June 10, 2003	By:	/S/ GERARD F. AGOGLIA

Name: Gerard F. Agoglia Title: Chief Financial Office

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